UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008 (May 20, 2008)

Knight Energy Corp.
(Exact name of registrant as specified in its charter)

Maryland	000-52470	87-0583192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Lake Carolyn Parkway, Suite 850, Irving, TX 75039
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: (972) 401-1133

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 20, 2008, Knight Energy Corp. (the “Company”) entered into a Note Purchase Agreement (the “Agreement”) with HD Special-Situations, LP (the “Lender”). Pursuant to the Agreement, the Company will sell the Lender an aggregate of up to $1,500,000 in principal amount of the Company’s 15% Senior Secured Promissory Notes (each a “Note,” and collectively, the “Notes”). The Company and the Lender executed the Agreement in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state laws pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D. The Notes qualified for this exemption from registration because, among other things, (i) the Company did not engage in any general solicitation or advertising to market the Notes;  (ii) all the Company's reports filed under the Securities Exchange Act of 1934 were made available to the Lender; (iii) the Lender was provided the opportunity to ask questions and receive answers from the Company regarding the Notes; and (iv) the Notes were issued to an entity with knowledge and experience in financial and business matters so that the Lender is capable of evaluating the merits and risks of an investment in the Company.

$1 million of the Notes (the “$1,000,000 Note”) were sold in an initial closing on May 20, 2008 and, upon the satisfaction of certain conditions set forth in the Agreement on or before June 30, 2008, $500,000 of Notes will be sold in a subsequent closing. The Company has secured its obligations under the Notes with a first-priority security interest in all existing and later acquired assets owned by the Company. In addition, as additional security for the Company’s obligations under the Notes, contemporaneously with the execution of the Agreement, Charles Hill Drilling, Inc. (“CHD”), a wholly-owned subsidiary of the Company, executed and delivered to the Lender a Subsidiary Guaranty, a Security Agreement and a Deed of Trust in the forms attached to the Agreement. CHD agreed to secure it obligations pursuant to these agreements with a first-priority security interest in all existing and later acquired assets owned by CHD.

The $1,000,000 Note will be due and payable on May 20, 2010, provided, however, that if an Event of Default occurs (as described below), fifty percent of the Company’s and its subsidiaries’ EBITDA (minus interest, mutually agreed-upon capital expenditures, cash taxes and principal payments made during such month to the Lender under the Notes) each month will be used to repay the outstanding principal amount of the $1,000,000 Note and all other Notes issued pursuant to the Agreement until (i) cure or waiver of the Event of Default or (ii) all principal with respect to the $1,000,000 Note is paid in full.

Under the terms of the $1,000,000 Note, an “Event of Default” includes, but is not limited to: (i) failure of the Company or CHD to make a payment within three (3) business days of the due date; (ii) Charles L. Hill ceasing to provide full-time services to CHD in an executive capacity; and/or (iii) the Company’s failure to timely file any filing required to be made with the Securities and Exchange Commission. During any period that an Event of Default exists and has not been cured or waived, the interest rate on the Notes will automatically increase to 19%.

A copy of the Agreement and related exhibits is attached hereto and incorporated by reference as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth in Item 1.01 of this Report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 27, 2008, the Company issued the press release titled “Knight Energy Corp. Closes $1 Million First Tranche of $1.5 Million Debt Financing” included herein as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. The information in this Item 7.01 of Form 8-K does not constitute a determination of whether any information included herein is material.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release titled “Knight Energy Corp. Closes $1 Million First Tranche of $1.5 Million Debt Financing” issued May 27, 2008.

10.1	Note Purchase Agreement dated May 20, 2008.

10.2	Escrow Agreement dated May 20, 2008.

10.3	Secured Note dated May 20, 2008.

10.4	Security Agreement dated May 20, 2008.

10.5	Subsidiary Guaranty dated May 20, 2008.

10.6	Subsidiary Security Agreement dated May 20, 2008.

10.7	Deed of Trust dated May 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2008	Knight Energy Corp.

	By:	/s/ Bruce Hall
	Title:	Chief Financial Officer

Exhibit Index

99.1	Press Release titled “Knight Energy Corp. Closes $1 Million First Tranche of $1.5 Million Debt Financing” issued May 27, 2008.

10.1	Note Purchase Agreement dated May 20, 2008.

10.2	Escrow Agreement dated May 20, 2008.

10.3	Secured Note dated May 20, 2008.

10.4	Security Agreement dated May 20, 2008.

10.5	Subsidiary Guaranty dated May 20, 2008.

10.6	Subsidiary Security Agreement dated May 20, 2008.

10.7	Deed of Trust dated May 20, 2008.